Exhibit 5.1
December 10, 2008
Aqua America, Inc.
762 Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
RE:      Aqua America, Inc., Registration Statement on Form S-3, filed on December 10, 2008
Ladies and Gentlemen:
We have acted as counsel to Aqua America, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of the referenced Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offer and sale, from time to time, of securities of the Company (the “Securities”) as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), which may include (i) shares of Common Stock, par value $0.50 per share, of the Company (“Common Stock”), (ii) shares of one or more series of preferred stock, par value $1.00 per share, of the Company (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (“Debt Securities”), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (iv) contracts to purchase Common Stock (“Common Stock Purchase Contracts”), (v) units (“Common Stock Purchase Units”) consisting of a Common Stock Purchase Contract and a beneficial interest in (A) Debt Securities, (B) debt obligations of third parties, including U.S. Treasury securities, (C) any other asset as described in a Prospectus Supplement, or (D) any combination of (A) — (C), and (vi) depositary shares representing interests in Preferred Stock (“Depositary Shares”) deposited with a depositary and evidenced by depositary receipts.
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Restated Articles of Incorporation (the “Articles”), (ii) the Company’s Bylaws, as amended (the “Bylaws”), (iii) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, and (iv) such other documents, records and instruments as we have deemed appropriate for purposes of the opinions set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:
•	the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time pursuant to the Registration Statement will be duly authorized and established, in accordance with the Articles, the Bylaws and applicable Pennsylvania law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company is subject;

•	prior to the issuance of shares of one or more series of Preferred Stock, an appropriate statement of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the Commonwealth of Pennsylvania;

•	each series of Debt Securities will be issued under an indenture and any necessary amendment or supplement thereto (the “Indenture”), between the Company and the bank or trust company identified in such Indenture as the trustee with respect to such Debt Securities (each, a “Trustee”), and the execution, delivery and performance of the applicable Indenture will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company is subject;

•	to the extent that the obligations of the Company under any Indenture may depend upon such matters, each Trustee under an Indenture will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee will be duly qualified to engage in the activities contemplated by such Indenture; that such Indenture will be duly authorized, executed and delivered by such Trustee and will constitute the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that such Trustee will be in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that such Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture;

•	any Common Stock Purchase Contracts will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent identified in the Purchase Contract Agreement as a purchase contract agent (each, a “Purchase Contract Agent”), and the execution, delivery and performance of the applicable Purchase Contract Agreement will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company is subject;

•	to the extent that the obligations of the Company under any Purchase Contract Agreement may be dependent upon such matters, each Purchase Contract Agent with respect to such Purchase Contract Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Contract Agent will be duly qualified to engage in the activities contemplated by such Purchase Contract Agreement; that such Purchase Contract Agreement will be duly authorized, executed and delivered by such Purchase Contract Agent and will constitute the legal, valid and binding obligation of such Purchase Contract Agent, enforceable against such Purchase Contract Agent in accordance with its terms; that such Purchase Contract Agent will be in compliance, generally and with respect to acting as a Purchase Contract Agent under the applicable Purchase Contract Agreement, with all applicable laws and regulations; and that such Purchase Contract Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Contract Agreement;

•	any Common Stock Purchase Units will be issued under one or more purchase unit agreements (each, a “Purchase Unit Agreement”) between the Company and a purchase unit agent identified in the Purchase Unit Agreement as a purchase unit agent (each, a “Purchase Unit Agent”), and the execution, delivery and performance of the Purchase Unit Agreements will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company is subject;

•	to the extent that the obligations of the Company under any Purchase Unit Agreement may be dependent upon such matters, each Purchase Unit Agent with respect to a Purchase Unit Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Unit Agent will be duly qualified to engage in the activities contemplated by such Purchase Unit Agreement; that such Purchase Unit Agreement will be duly authorized, executed and delivered by such Purchase Unit Agent and will constitute the legal, valid and binding obligation of such Purchase Unit Agent, enforceable against such Purchase Unit Agent in accordance with its terms; that such Purchase Unit Agent will be in compliance, generally and with respect to acting as a Purchase Unit Agent under such Purchase Unit Agreement, with all applicable laws and regulations; and that such Purchase Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Unit Agreement;

•	to the extent Common Stock Purchase Units consist at least in part of debt obligations of third parties, such debt obligations at all relevant times will constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms;

•	any Depositary Shares will be issued under one or more depositary agreements (each, a “Depositary Agreement”) between the Company and a depositary identified in the Depositary Agreement as a depositary (each, a “Depositary”), and the execution, delivery and performance of the Depositary Agreements will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company is subject;

•	To the extent that the obligations of the Company under any Depositary Agreement may be dependent upon such matters, each Depositary with respect to such Depositary Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Depositary will be duly qualified to engage in the activities contemplated by such Depositary Agreement; that such Depositary Agreement will be duly authorized, executed and delivered by such Depositary and will constitute the legal, valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; that such Depositary will be in compliance, generally and with respect to acting as a Depositary under such Depositary Agreement, with all applicable laws and regulations; and that such Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement;

•	the Registration Statement and any amendments thereto (including post effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•	a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws and regulations at the time the Securities are offered and issued as contemplated by the Registration Statement;

•	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

•	a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by each of the Company and the other parties thereto.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1. Upon due authorization by all requisite Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.
2. Upon due authorization by all requisite Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of applicable Definitive Agreements, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.
3. When the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the specific terms of a particular issuance of Debt Securities have been duly authorized by all requisite Corporate Action and are in accordance with the terms of the applicable Indenture, such Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will be validly issued and will constitute valid, binding and enforceable obligations of the Company, and the Indenture will constitute a valid, binding and enforceable obligation of the Company.
4. When the Common Stock Purchase Contracts have been duly authorized by all requisite Corporate Action and duly executed and delivered against payment for such Common Stock Purchase Contracts in accordance with the terms and provisions thereof, the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, the Common Stock Purchase Contracts will constitute valid, binding and enforceable obligations of the Company.

5. When the Common Stock Purchase Units have been duly authorized by all requisite Corporate Action and duly issued and delivered against payment for such Stock Purchase Units in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, the Common Stock Purchase Units will constitute valid, binding and enforceable obligations of the Company.
6. When Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, and in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement.
The opinions set forth above as to enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, or (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.
The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania, and we express no opinion with respect to the laws of any other state or jurisdiction. Insofar as the opinions expressed herein relate to matters governed by laws other than the laws of the Commonwealth of Pennsylvania, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.
We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP